VALUESETTERS:
Cecilia Lenk, PhD
CEO
781-925-1700
cecilia.lenk@valuesetters.com

FOR IMMEDIATE RELEASE

Kathy Kraysler Joins ValueSetters as Chief Marketing Officer

Former Director of Audience Analytics at MIT and Online Strategy Manager for Dow Jones Will Spearhead The Company's Marketing Consulting Services

BOSTON, MA – May 16, 2018 – ValueSetters, Inc. (OTC:VSTR) announced today that Kathy Kraysler has joined the company as Chief Marketing Officer. A Yale M.B.A., with over 20 years of digital marketing, strategy, and analytics experience, Ms. Kraysler has held Senior Marketing positions at multiple high profile institutions, including PayPal, Dow Jones and MIT, as well as several early-stage companies.

"Kathy comes to us with a wealth of experience in all aspects of marketing, including digital marketing, demand generation, and audience analytics. These are critical success factors for our clients," said ValueSetters' CEO, Cecilia Lenk. "Her proven ability to drive sales for a wide range of industries and company types will be a major asset to our team, as we continue to build out our marketing consulting services effort."

"ValueSetters is well positioned to benefit from the explosive growth in private capital markets, and their relationship with Netcapital, a leading funding portal, provides a significant competitive advantage in terms of lead generation," said Ms. Kraysler. "I am impressed with what this dynamic group has accomplished so far and look forward to helping drive the company's future success."

About ValueSetters: Led by a team of professional investors and technology specialists, ValueSetters is a publicly- traded boutique advisory firm with unique expertise in helping early stage companies raise capital over the internet. The company also provides technology consulting services as well as strategic advice to help companies grow and evolve to meet the challenges of today's marketplace. For more information, visit our website at http://valuesetters.com.

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